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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):          NOVEMBER 12, 1997



                                   EVI, INC.
               (Exact name of registrant as specified in charter)



                     DELAWARE                       1-13086                           04-2515019
             (State of Incorporation)        (Commission File No.)       (I.R.S. Employer Identification No.)



           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                                                      77027-3415
     (Address of Principal Executive Offices)                                         (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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ITEM 5.   OTHER EVENTS.

         On November 10, 1997, pursuant to the provisions of the Placement Agreement dated October 28, 1997, by and among EVI, Inc. (the "Company"), Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (collectively, the "Initial Purchasers"), the Company sold to the Initial Purchasers in a private placement an additional principal amount of $52.5 million of the Company's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures") solely to cover over-allotments. The sale of the $52.5 million principal amount of Debentures to cover over-allotments was in addition to the $350 million aggregate principal amount of Debentures sold by the Company to the Initial Purchasers on November 3, 1997. The Debentures are more fully described in the Company's Form 8-K filed on November 5, 1997.


             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth certain summary pro forma condensed consolidated financial data of the Company giving effect to the issuance and sale of the Debentures. The unaudited Pro Forma Condensed Consolidated Statements of Income give effect to (i) the acquisition by the Company of Tubular Corporation of America ("TCA") on August 5, 1996, (ii) the acquisition by the Company of GulfMark International, Inc. ("GulfMark") and its assets as of the date of acquisition on May 1, 1997 (the "GulfMark Retained Assets"), and
(iii) the issuance and sale of the Debentures as if these transactions had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the issuance and sale of the Debentures as if the transaction had occurred on June 30, 1997. The following summary pro forma condensed consolidated financial data and related notes thereto have been restated to reflect the Company's May 1997 two-for-one stock split. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates reflected or that may be achieved in the future. The pro forma financial data does not give effect to the Company's proposed acquisitions of the Trico Industries, Inc. ("Trico"), BMW Monarch (Lloydminster) Ltd. ("BMW Monarch") and BMW Pump, Inc. ("BMW Pump") or various smaller acquisitions effected by the Company during 1997. This information should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and Quarterly
Report on Form 10-Q for the quarter ended June 30, 1997, and the Company's, TCA's, and GulfMark Retained Assets' consolidated financial statements and related notes thereto previously filed.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)


                                                                       OFFERING
                                                        HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                        ----------    -----------     ----------
                                     ASSETS
Current assets:
  Cash and cash equivalents...........................  $  54,973      $390,600(a)    $  445,573
  Accounts receivable, net............................    161,138            --          161,138
  Inventories.........................................    228,092            --          228,092
  Prepaid expenses and other..........................     34,425           397(b)        34,822
                                                        ---------      --------       ----------
          Total current assets........................    478,628       390,997          869,625
                                                        ---------      --------       ----------
Property, plant and equipment, net....................    230,761            --          230,761
Goodwill, net.........................................    154,179            --          154,179
Other assets..........................................     32,777        11,503(b)        44,280
                                                        ---------      --------       ----------
                                                        $ 896,345      $402,500       $1,298,845
                                                        =========      ========       ==========

                            LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities:
  Short-term borrowings, primarily under revolving
     lines of credit..................................  $   7,400      $     --       $    7,400
  Current maturities of long-term debt................      7,774            --            7,774
  Accounts payable....................................    117,702            --          117,702
  Other accrued liabilities...........................     86,774            --           86,774
                                                        ---------      --------       ----------
          Total current liabilities...................    219,650            --          219,650
                                                        ---------      --------       ----------
Long-term debt........................................    138,468            --          138,468
Deferred income taxes, net............................     27,343            --           27,343
Other liabilities.....................................     25,044            --           25,044
5% Convertible Subordinated Preferred Equivalent
  Debentures..........................................         --       402,500(a)       402,500
Stockholders' investment:
  Common stock........................................     50,614            --           50,614
  Capital in excess of par............................    404,254            --          404,254
  Retained earnings...................................    191,740            --          191,740
  Foreign currency translation adjustment.............     (8,828)           --           (8,828)
  Treasury stock, at cost.............................   (151,940)           --         (151,940)
                                                        ---------      --------       ----------
          Total stockholders' investment..............    485,840            --          485,840
                                                        ---------      --------       ----------
                                                        $ 896,345      $402,500       $1,298,845
                                                        =========      ========       ==========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  TCA HISTORICAL                          PRO FORMA ADJUSTMENTS
                                      EVI            FOR THE           GULFMARK       ------------------------------       EVI
                                   HISTORICAL    SIX MONTHS ENDED   RETAINED ASSETS             GULFMARK      THE          PRO
                                  CONSOLIDATED   JUNE 30, 1996(C)     HISTORICAL       TCA       MERGER     OFFERING      FORMA
                                  ------------   ----------------   ---------------   ------    --------    --------     --------
Revenues........................    $478,020         $28,260            $6,994        $   --    $    --     $     --     $513,274
                                    --------         -------            ------        ------    -------     --------     --------
Costs and expenses:
  Cost of sales.................     373,509          24,381             3,922           579(d)      --           --      402,391
  Selling, general and
    administrative attributable
    to segments.................      51,885           1,006             2,068           197(e)      --           --       55,156
  Corporate, general and
    administrative..............       6,339              --                --            --         --           --        6,339
                                    --------         -------            ------        ------    -------     --------     --------
                                     431,733          25,387             5,990           776         --           --      463,886
                                    --------         -------            ------        ------    -------     --------     --------
Operating income................      46,287           2,873             1,004          (776)        --           --       49,388
                                    --------         -------            ------        ------    -------     --------     --------
Other income (expense):
  Interest expense..............     (16,454)           (602)               --           602(f)      --      (20,520)(g)  (36,974)
  Interest income...............       2,163              --                --            --         --           --        2,163
  Other income (expense), net...        (450)           (742)            6,264           875(h)  (6,264)(i)       --         (317)
                                    --------         -------            ------        ------    -------     --------     --------
                                     (14,741)         (1,344)            6,264         1,477     (6,264)     (20,520)     (35,128)
                                    --------         -------            ------        ------    -------     --------     --------
Income (loss) before income
  taxes.........................      31,546           1,529             7,268           701     (6,264)     (20,520)      14,260
Provision (benefit) for income
  taxes.........................       7,041              34             2,472           245(j)  (2,192)(j)   (7,182)(j)      418
                                    --------         -------            ------        ------    -------     --------     --------
Income (loss) from continuing
  operations....................    $ 24,505         $ 1,495            $4,796        $  456    $(4,072)    $(13,338)    $ 13,842
                                    ========         =======            ======        ======    =======     ========     ========
Earnings per share from
  continuing operations.........    $   0.60                                                                             $   0.34(k)
Weighted average shares
  outstanding...................      40,706                                                                               41,298(k)




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              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  GULFMARK
                                                              RETAINED ASSETS
                                                             HISTORICAL FOR THE
                                                  EVI           THREE MONTHS
                                               HISTORICAL          ENDED           OFFERING         EVI
                                              CONSOLIDATED   MARCH 31, 1997(l)    ADJUSTMENTS    PRO FORMA
                                              ------------   ------------------   -----------    ---------
Revenues....................................    $376,108            $ 818          $     --      $376,926
                                                --------          -------          --------      --------
Costs and expenses:
  Cost of sales.............................     281,318              678                --       281,996
  Selling, general and administrative
     attributable to segments...............      39,072              688                --        39,760
  Corporate, general and administrative.....       3,509               --                --         3,509
                                                --------          -------          --------      --------
                                                 323,899            1,366                --       325,265
                                                --------          -------          --------      --------
Operating income............................      52,209             (548)               --        51,661
                                                --------          -------          --------      --------
Other income (expense):
  Interest expense..........................      (8,166)              --           (10,260)(g)   (18,426)
  Interest income...........................       3,408               --                --         3,408
  Gain on sale of marketable securities.....       3,352               --                --         3,352
  Other income (expense), net...............         763               --                --           763
                                                --------          -------          --------      --------
                                                    (643)              --            (10,260)      (10,903)
                                                --------          -------          --------      --------
Income (loss) before income taxes...........      51,566             (548)          (10,260)       40,758
Provision (benefit) for income taxes........      18,159              100            (3,591)(j)    14,668
                                                --------          -------          --------      --------
Income (loss) from continuing operations....    $ 33,407            $(648)         $ (6,669)     $ 26,090
                                                ========          =======          ========      ========
Earnings per share from continuing
  operations................................    $   0.73                                         $   0.57(k)
Weighted average shares outstanding.........      45,711                                           45,711(k)





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                          NOTES TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet are described below:

          (a) To reflect the sale of the $402.5 million principal amount of the Debentures and the payment of approximately $11.9 million of related debt issuance costs.

          (b) To capitalize approximately $11.9 million of debt issuance costs related to the Debentures.

     The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

          (c) Reflects the results of TCA, which was acquired on August 5, 1996, from January 1, 1996, through June 30, 1996. Actual results of TCA are included in the Company's historical results from August 5, 1996.

          (d) Reflects an increase in depreciation expense associated with the assets of TCA, which was acquired on August 5, 1996 as a result of the $11.6 million fair value increase of property, plant, and equipment through the purchase price allocation. Such increase in property, plant, and equipment is being depreciated over an average life of ten years.

          (e) To record amortization expense relating to the estimated $15.8 million of excess of cost over fair value of tangible assets acquired in connection with the acquisition of TCA. Such excess of cost over fair value of net tangible assets acquired is being amortized over 40 years.

          (f) To reduce TCA's interest expense to reflect the Company's retirement of TCA's $7.7 million debt outstanding at the date of acquisition.

          (g) To adjust interest expense for the Debentures at the rate of 5% per annum and to record amortization expense of related debt issuance costs over the life of the Debentures.

          (h) To eliminate certain expenses incurred by TCA relating to the Company's acquisition of TCA. These expenses relate to amounts paid to an investment banking firm which represented TCA in the Company's acquisition of TCA.

          (i) To eliminate the $6,264,000 gain recorded in the GulfMark Retained Assets with respect to the sale by GulfMark of 600,000 shares of the Company's Common Stock in July 1996. The net proceeds from this sale were not received by the Company nor included in the GulfMark Retained Assets at the time of the acquisition of GulfMark by the Company.

          (j) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

          (k) Pro forma weighted average shares outstanding reflect the average number of common shares outstanding for the period. The effect of the sale of the Debentures on fully-diluted earnings per share is anti-dilutive. At December 31, 1996, historical and pro forma shares of Common Stock outstanding, restated for the effect of the May 1997 two-for-one stock split, are 45,657,842. At June 30, 1997, historical and pro forma shares of Common Stock outstanding are 45,830,540.

          (l) Reflects the results of the GulfMark Retained Assets, which were acquired on May 1, 1997, from January 1, 1997, through March 31, 1997. Actual results of the GulfMark Retained Assets are included in the Company's historical results from May 1, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EVI, INC.



Dated: November 12, 1997                          /s/ Frances R. Powell
                                                  ------------------------------
                                                         Frances R. Powell
                                                    Vice President, Accounting
                                                          and Controller





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